EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-86983, 333-86985, 333-86987, 333-75524, 333-97121, 333-104701 and 333-115044 on Form S-8 and Registration Statements Nos. 333-22867 and 333-119921 on Form S-3 of our report dated January 27, 2003 on the financial statements for the year ending December 31, 2004 (prior to restatement of the segment presentation in Footnote 14) appearing in this Form 8-K of AGL Resources Inc.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
July 22, 2005